UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2021, pursuant to a Purchase Agreement with Unum Group (the “Company”) and certain initial purchasers, Hill City Funding Trust, a Delaware statutory trust (the “Trust”), completed the issuance and sale of 400,000 of its Pre-Capitalized Trust Securities redeemable August 15, 2041 (the “P-Caps”) for an aggregate purchase price of $400,000,000 in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended. The Trust invested the proceeds from the sale of the P-Caps in a portfolio of principal and interest strips of U.S. Treasury Securities (the “Eligible Assets”), and the Company agreed to reimburse the Trust for trustees’ fees and the Trust’s other expenses in connection with the transaction.

In connection with the sale of the P-Caps, the Company entered into a facility agreement (the “Facility Agreement”) with the Trust and The Bank of New York Mellon Trust Company, N.A., as notes trustee, pursuant to which the Company has the right to issue to the Trust, and to require the Trust to purchase from the Company, on one or more occasions (the “Issuance Right”), up to an aggregate principal amount at any one time outstanding of $400,000,000 of the Company’s 4.046% Senior Notes due August 15, 2041 (the “Senior Notes”), in exchange for all or a portion of the Eligible Assets corresponding to the amount of the Issuance Right being exercised at that time. The Company may direct the Trust to grant the right to exercise the Issuance Right with respect to all or a designated amount of the Senior Notes to one or more assignees (who are consolidated subsidiaries of the Company or persons to whom the Company has an obligation) (each, an “Issuance Right Assignee”), who may cause the Senior Notes to be issued to the Trust and receive the corresponding portion of Eligible Assets that would have been delivered to the Company pursuant to the exercise of such Issuance Right. The Company will pay a semi-annual facility fee to the Trust, calculated at a rate of 2.225% per annum applied to the unexercised portion of the Issuance Right. By agreeing to purchase the Senior Notes in exchange for the Eligible Assets upon exercise of the Issuance Right, the Trust will provide a source of liquid assets for the Company. The Trust will terminate upon the redemption of all outstanding P-Caps or the earlier occurrence of certain other events, and shall distribute any Senior Notes held at the time of termination to the holders of the P-Caps.

The Issuance Right will be exercised automatically in full (1) if the Company fails to pay the facility fee when due or any amount due and owing under the trust expense reimbursement agreement or fails to purchase and pay for any Eligible Assets that are due and not paid on their payment date, and such failure is not cured within 30 days, or (2) upon certain bankruptcy events involving the Company. The Company will be required to exercise the Issuance Right in full if (1) its consolidated stockholders’ equity, determined in accordance with generally accepted accounting principles in the United States but excluding accumulated other comprehensive income (or loss) and equity of non-controlling interests attributable thereto, has fallen below $2 billion, which amount may be adjusted from time to time upon the occurrence of certain specified events, (2) an event of default under the indenture that governs the Senior Notes has occurred or would have occurred had the Senior Notes been outstanding or (3) certain events relating to the Trust’s status as an “investment company” under the Investment Company Act of 1940, as amended, have occurred. In addition, at any time following exercise of the Issuance Right in whole or in part, other than upon an automatic exercise or a required exercise as described in this paragraph, the Company will have the right to repurchase any or all of the Senior Notes then held by the Trust in exchange for Eligible Assets that entitle the Trust to receive payments of principal and interest in the same amounts that the Trust would have received on the Eligible Assets that it delivered to the Company or any Issuance Right Assignee upon the exercise of the Issuance Right in respect of the Senior Notes to be so repurchased.

The Company has the right to redeem, at its option, the Senior Notes issued to the Trust at any time in whole or in part and, in lieu of issuing and selling Senior Notes to the Trust pursuant to any voluntary exercise of the Issuance Right, may elect to deliver to the Trust a cash amount equal to the redemption price in exchange for a corresponding portion of Eligible Assets. Prior to February 15, 2041, the redemption price of the Senior Notes being redeemed (or the amount of cash delivered in lieu of Senior Notes) will equal the principal amount of such Senior Notes or, if greater, a make-whole redemption price, in each case plus accrued and unpaid interest to, but excluding, the date of redemption. On or after February 15, 2041, the redemption price of the Senior Notes being redeemed (or the amount of cash delivered in lieu of Senior Notes) will equal the principal amount of such Senior Notes plus accrued and unpaid interest to, but excluding, the date of redemption. On the redemption (or payment) date, the Trust will apply the redemption proceeds (or such cash amount) to redeem P-Caps having an initial purchase price equal to the principal amount of such Senior Notes. The P-Caps are to be redeemed by the Trust on August 15, 2041 or earlier upon such an early redemption of the Senior Notes. Following any distribution of Senior Notes to the holders of the P-Caps, the Company may similarly redeem such Senior Notes, in whole or in part, at the redemption price described above, plus accrued and unpaid interest to, but excluding, the date of redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: November 17, 2021	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary